As filed with the Securities and Exchange Commission on December 6, 2004

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	39-1098068
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1200 Hansen Road
Green Bay, Wisconsin	54307
(Address of principal executive offices)	(ZIP Code)

ASSOCIATED BANC-CORP
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Brian R. Bodager, Esq.
Chief Administrative Officer, General Counsel and Corporate Secretary
Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54307
(Name and address of agent for service)

   920-491-7000
(Telephone number, including area code of agent for service)
Copy to: Benjamin G. Lombard, Esq. Reinhart Boerner Van Deuren s.c. 1000 North Water Street Suite 2100 Milwaukee, Wisconsin 53202 414-298-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value per share	10,323,862 (1)(2)	$33.14 (3)	$342,132,787 (3)	$43,348.22 (3)

(1)	This Registration Statement also covers any additional shares of Common Stock which become issuable under the Associated Banc-Corp Amended and Restated Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by Associated Banc-Corp (the "Registrant") which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)	Reflects shares of Common Stock that may be issued pursuant to the Associated Banc-Corp Amended and Restated Long-Term Incentive Plan.

(3)	Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on December 1, 2004.

PART II - INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

This Registration Statement has been filed to register 10,323,862 additional shares (after giving effect to stock dividends) of the Registrant's Common Stock made available under the Associated Banc-Corp Amended and Restated Long-Term Incentive Plan (the "Plan") by reason of amendments thereto approved by the shareholders of the Registrant. Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statements on Form S-8 (Registration Nos. 333-74307, 333-46467, 33-16952, 33-35560 and 33-86790) relating to the Plan are incorporated by reference and made a part hereof. These earlier Registration Statements on Form S-8 registered a total of 3,837,000 shares of the Registrant's Common Stock (after giving effect to stock dividends) for issuance under the Plan.

Item 8.     Exhibits.

4.1	Articles of Incorporation of the Registrant

4.2	By-Laws of the Registrant

5	Opinion of Reinhart Boerner Van Deuren s.c. as to the legality of the stock being registered

23.1	Consent of KPMG LLP

23.2	Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto)

24	Powers of Attorney

99.1	Associated Banc-Corp Amended and Restated Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on
December 2, 2004.

ASSOCIATED BANC-CORP

BY   /s/ Paul S. Beideman
                     Paul S. Beideman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul S. Beideman Paul S. Beideman	President, Chief Executive Officer and a Director (Principal Executive Officer)	December 2, 2004

/s/ Joseph B. Selner Joseph B. Selner	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 2, 2004

* Karen T. Beckwith	Director	December 2, 2004

* Harry B. Conlon	Director	December 2, 2004

* Ruth M. Crowley	Director	December 2, 2004

* Robert C. Gallagher	Director	December 2, 2004

* Ronald R. Harder	Director	December 2, 2004

* William R. Hutchinson	Director	December 2, 2004

* Richard T. Lommen	Director	December 2, 2004

* John C. Meng	Director	December 2, 2004

* J. Douglas Quick	Director	December 2, 2004

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* Jack C. Rusch	Director	December 2, 2004

* John C. Seramur	Director	December 2, 2004

/s/ Paul S. Beideman Paul S. Beideman *Attorney-in-Fact		December 2, 2004

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ASSOCIATED BANC-CORP
(Commission File No. 0-5519)

EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference to	Filed Herewith

4.1	Articles of Incorporation of the Registrant	The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-5519)

4.2	By-Laws of the Registrant	The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-5519)

5	Opinion of Counsel		X

23.1	Consent of KPMG LLP		X

23.2	Consent of Counsel		Contained in Opinion filed as Exhibit 5

24	Powers of Attorney		X

99.1	Associated Banc-Corp Amended and Restated Long-Term Incentive Plan		X

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